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                                                                  Exhibit 23.02



               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 17, 2003 on the CancerVax Corporation financial statements and our report dated March 14, 2002 on the Cell-Matrix, Inc. financial statements, in the Registration Statement (Form S-1) and related Prospectus of CancerVax Corporation expected to be filed on or about August 14, 2003.


                                                  ERNST & YOUNG LLP


San Diego, California
August 12, 2003